De Joya Griffith & Company, LLC
Certified Public Accountants
2580 Anthem Village Drive
Henderson, Nevada 89052
702.563.1600 (tel)
702.588.5979 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the consolidated balance sheet of AmeriResource Technologies, Inc. and subsidiaries as of December 31, 2006, and the related consolidated statement of operations, stockholders' equity (deficit), and cash flows for years then ended.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmeriResource Technologies, Inc. and subsidiaries as of December 31, 2006, and the results of its operations and cash flows for the years ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidating financial statements have been prepared assuming the Company will continue as a going concern. As discussed  in  Note 8 to the consolidated  financial  statements, the Company has suffered recurring losses from  operations,  negative  working capital,  and negative  cash  flows  from operations that raise substantial  doubt  about  its  ability  to continue as a going  concern. Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC
/s/ De Joya Griffith & Company, LLC
Las Vegas, NV
May 9, 2007